Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$171,226,347
Unrealized Gain (Loss) on Market Value of Futures	(116,129,486)
Dividend Income	7,709
Interest Income	187,777
ETF Transaction Fees	22,000
Total Income (Loss)	$55,314,347

Expenses
General Partner Management Fees	$1,034,861
Professional Fees	214,669
Brokerage Commissions	450,741
Non-interested Directors' Fees and Expenses	18,048
Prepaid Insurance Expense	8,269
NYMEX License Fee	34,495
SEC & FINRA Registration Expense	27,583
Total Expenses	$1,788,666
Net Income (Loss)	$53,525,681

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/15	$2,481,652,107
Additions (54,100,000 Shares)	802,846,210
Withdrawals (31,500,000 Shares)	(466,948,026)
Net Income (Loss)	53,525,681

Net Asset Value End of Month	$2,871,075,972
Net Asset Value Per Share (192,900,000 Shares)	$14.88

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that,  to the best of his knowledge and belief, the information contained in the Account Statement for  the month ended October 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612